SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _______)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or
    Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                             1810 N.E. 144TH STREET
                           NORTH MIAMI, FLORIDA 33181
                                 (305) 944-7710

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 1998

              -----------------------------------------------------

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), will be held on May 29, 1998 at 9:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

         (1) To elect five persons to the Board of Directors to serve until the next Annual Meeting of Shareholders or until the election and qualification of their respective successors; and

         (2) To transact such other business as may properly come before the meeting.

         Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on April 16, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Roman Briskin, Corporate Secretary


North Miami, Florida
April 27, 1998

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                             1810 N.E. 144TH STREET
                           NORTH MIAMI, FLORIDA 33181
                                 (305) 944-7710

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

         The enclosed proxy is solicited by the Board of Directors (the "Board") of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 29, 1998 at 9:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181. The approximate date on which this statement and the enclosed proxy will be sent to shareholders will be April 27, 1998. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted by the persons therein named at the meeting:
(i) for the election of five directors to serve until the next Annual Meeting of Shareholders, or until their successors are elected and qualified; and (ii) in their discretion, upon such other business as may properly come before the meeting.

         Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States. The cost of the Board's proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

         At the close of business on April 16, 1998 (the "Record Date"), the Company had outstanding 2,282,201 shares of $.001 par value common stock ("Common Stock"). Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock.

         Two of the Company's directors who collectively own an aggregate of 812,500 shares (35.6%) of the Company's outstanding Common Stock (assuming no conversion of certain convertible subordinated promissory notes and no exercise of stock options held by such directors), have advised the Company that they intend to vote in favor of the proposals to be considered at the meeting.

         Shares represented by proxies which are marked "abstain" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices located at 1810 N.E. 144th Street, North Miami, Florida 33181 for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

BOARD OF DIRECTORS

         The Articles of Incorporation and By-laws of the Company provide for one class of Board of Directors. At the date of this Proxy Statement, the members of the Board and the length of service as Directors were as follows:

                                                                                         DIRECTOR
NAME                           AGE       POSITIONS                                        SINCE
----                           ---       ---------                                       --------
Slav Stein(1)                  53        President, Chief Executive Officer and            1983
                                         Director
Roman Briskin(1)               48        Executive Vice President, Secretary and           1992
                                         Director
William R. Daidone(1)(3)       38        Director                                          1997
William B. Coldrick(2)(3)      56        Director                                          1997
L. Phillips Reames(2)          54        Director                                          1997

--------------------

(1)      Member of the Executive Committee.
(2)      Member of the Audit Committee.
(3)      Member of the Compensation Committee.


BUSINESS EXPERIENCE

         The principal occupations for the past five years of each of the Directors of the Company are as follows:

         Mr. Stein is a founder of the Company and has been employed by the Company in a senior executive capacity and has been a Director of the Company since its formation in 1983. Mr. Stein has been the President, Chief Executive Officer and a Director of the Company since the Company's initial public offering in February 1997 (the "IPO"). Mr. Stein is also a principal shareholder of the Company. See "Principal Shareholders" and "Certain Transactions".

         Mr. Briskin has been a senior executive officer of the Company since 1984, a Director since 1992 and has served as Vice President, Secretary and a Director of the Company since the IPO. Mr. Briskin is a principal shareholder of the Company. See "Principal Shareholders" and "Certain Transactions".

         Mr. Daidone has served as a Director of the Company since January 1997. Mr. Daidone has been Vice President of Sales and Marketing of Fugate and Associates, Inc./ERS Imaging Supplies, Inc., a private corporation engaged in the collection and distribution of empty printer cartridges since January 1996. From 1993 to 1996, Mr. Daidone served as Director of Mass Merchant Operations with Nashua Corporation, a company engaged in the manufacturing of coated products. Prior to 1993, Mr. Daidone served as President of Nashua Cartridge Products, Inc., a company engaged in printer cartridge remanufacturing and a subsidiary of Nashua Corporation.

         Mr. Coldrick has served as a Director of the Company since June 1997. Mr. Coldrick is also a Director of Focus Enhancements, Inc., a Delaware corporation, where he has served since 1993. See "Certain Transactions". Since July 1996, Mr. Coldrick has served as Vice President of Worldwide Channel Operations of Unisys Corporation.

         Mr. Reames has served as a Director of the Company since June 1997. For the last five years, Mr. Reames has served as Chairman of Argent Securities, Inc., a full-service investment banking firm headquartered in Atlanta, Georgia. See "Certain Transactions".

         The Board of Directors of the Company held a total of 2 regular meetings and 10 special meetings during the year ended December 31, 1997. Each of the Directors attended at least 75 percent of the meetings of the Board of Directors. The Company did not have standing committees of the Board of Directors prior to July 1997, and no committee meetings were held by the Board of Directors during the year ended December 31, 1997.

NOMINEES TO THE BOARD

         At the Annual Meeting, five Directors will be elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Board has nominated the following persons for election to the
Board: Slav Stein, Roman Briskin, Terrence R. Daidone, William B. Coldrick and
L. Phillips Reames. For information regarding the candidates for election, see the biographical information set forth above.

         The Company will consider director candidates for the next Annual Meeting recommended by shareholders of the Company. Any shareholder working to submit a recommendation to the Company with respect to the 1999 Annual Meeting of Shareholders should send a signed letter of recommendation to Advanced Electronic Support Products, Inc., 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary. To be considered, recommendation letters must be received prior to March 31, 1999, must state the reasons for the recommendations and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations. The recommendation letter must also include a statement indicating that such nominee has consented to being named in the proxy statement and to serve if elected.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company. In July 1997, the Board established several committees to assist it in carrying out its duties. The standing committees of the Board are an Executive Committee, an Audit Committee, and a Compensation Committee.

         The Executive Committee is authorized to meet between meetings of the Board and to exercise the powers of the Board, subject to limitations imposed by law.

         The Audit Committee is responsible for maintaining communications between the Board and the Company's independent auditors, monitoring performance of the independent auditors, reviewing audit scope and results, reviewing the organization and performance of the Company's internal systems of audit and financial controls, and recommending the retention or, where appropriate, the replacement of independent auditors.

         The Compensation Committee's responsibilities include reviewing and approving compensation policies and practices for all executive officers and for fixing the total compensation of the executive officers. The Compensation Committee also administers the Company's 1996 Stock Option Plan.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are granted options under the 1996 Stock Option Plan to acquire 12,000 shares of Common Stock when they are appointed to the Board, at an option exercise price equal to the closing price of the Common Stock on the date of their appointment to the Board. Such options vest one-third upon the date of grant, and one-third each upon the next two anniversary dates. Directors also receive $6,000 per year for service on the Board of Directors and on committees of the Board of Directors. Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. All Directors are also reimbursed for expenses incurred in attending Board meetings.

EXECUTIVE OFFICERS

        The following list reflects the Company's executive officers, as of the date of this Proxy Statement, the capacity in which they serve the Company, and when they took office:

                                                                                                        EXECUTIVE
NAME                                   AGE     POSITION                                               OFFICER SINCE
----                                   ---     --------                                               -------------
Slav Stein.........................     53     President and Chief Executive Officer                      1983
Roman Briskin......................     48     Executive Vice President and Secretary                     1984
Randall N. Paulfus.................     52     Vice President, Chief Financial Officer and                1997
                                               Treasurer

BUSINESS EXPERIENCE

         SLAV STEIN. See the biographical information contained in "Board of Directors".

         ROMAN BRISKIN. See the biographical information contained in "Board of Directors".

         RANDALL N. PAULFUS joined the Company in May 1997 and since that time has served as Vice President, Chief Financial Officer and Treasurer of the Company. Prior to May 1997, Mr. Paulfus served as a consultant with Lissner Associates, Ltd., a management and financial consulting firm where Mr. Paulfus consulted with numerous financially distressed companies since June 1992. During such time, Mr. Paulfus was also a self-employed financial consultant to various manufacturing and service companies both in the United States and the Middle East. Prior to June 1992, Mr. Paulfus served as a Controller with Intel Corporation.

OTHER KEY EMPLOYEES

        MARTIN GERBER has served as Vice President of Marketing since joining the Company in March 1997. Prior to March 1997, Mr. Gerber had served as President and Chief Executive Officer of Cannon Telephone and Communication Limited, a company engaged in sales, marketing and business consulting, which he founded in 1994. Prior thereto Mr. Gerber was a national sales manager for Gemini Industries, Inc., a manufacturer and distributor of customer electronic accessories.

         TOM COLLENTINE has served as OEM Sales Manager since November 1996. Prior to November 1996, Mr. Collentine worked for four years with America II Electronics, Inc., a company engaged in independent distribution of semi-conductors.

         ADRIAN PESCHL has served as Director of Operations since June 1994. Prior to June 1994, Mr. Peschl served as Engineering Manager for Casi Rusco, Inc., a company engaged in the manufacturing and distribution of controlled access systems.

FAMILY RELATIONSHIPS

         There are no family relationships between or among any of the directors and executive officers of the Company.

EXECUTIVE COMPENSATION

         The following table shows remuneration paid or accrued by the Company during the year ended December 31, 1997 and for each of the two preceding years, to the Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                                                                        LONG-TERM COMPENSATION
                                                                --------------------------------------
                                                                         AWARDS
                                                                ---------------------
                                                                RESTRICTED                               ALL OTHER
      NAME AND                          SALARY       BONUS        STOCK       OPTION/                     COMPEN-
 PRINCIPAL POSITION        YEAR          ($)         ($)(1)      AWARDS       SARS(#)        PAYMENTS   SATION (2)
 ------------------        ----         ------       ------     ----------    -------        --------   -----------
Slav Stein               1997            $149,723     $62,516       -       360,140(3)(4)                 51,300(5)
                         1996             122,477           -       -       100,000             -              -
                         1995              90,000           -       -             -             -              -

Roman Briskin            1997            $149,723     $62,516       -       360,140(3)(4)       -         51,300(5)
                         1996             122,477           -       -       100,000             -              -
                         1995              90,000           -       -             -             -              -

------------------------------------
(1) Accrued but not yet paid. Bonus is based upon a percentage of the Company's pre-tax net income pursuant to the terms of an employment agreement between the executive and the Company. See "Employment Agreements With Named Executive Officers".

(2) Does not include compensation paid to the executive to allow the executive to pay taxes on the Company's income incurred while the Company was an S corporation for federal income tax purposes.

(3) In connection with the IPO, in February 1997, Messrs. Stein and Briskin were each granted options to purchase 180,250 shares of Common Stock, which options are exercisable at $6.00 per share, subject to the satisfaction of certain performance contingencies (the "Contingent Options").

(4) In connection with the IPO, in February 1997, Messrs. Stein and Briskin were each issued convertible subordinated promissory notes (the "Principal Shareholders' Notes") from the Company in the amount of $869,562 to reimburse them for lost tax benefits which would have otherwise been available to them had the Company not converted for federal income tax purposes from an S corporation to a C corporation. The Company used $300,000 of the proceeds from the IPO to make payment on the Principal Shareholders' Notes, reducing the outstanding balance due under each Principal Shareholder Note to $719,562.50. This amount is convertible at the option of the holder, at $4.00 per share over seven years (into 179,890 shares of Common Stock). See "Certain Transactions".

(5) Accrued but not yet paid interest on each Principal Shareholder Note. Messrs. Stein and Briskin also each receive an automobile allowance of $6,000 per year. See "Employment Agreements with Named Executive Officers".

OPTION GRANTS DURING LAST FISCAL YEAR

         The following table sets forth information concerning options granted during the fiscal year ended December 31, 1997 to the persons named in the preceding summary compensation table under the caption "Executive Compensation."

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants

(A)                                    (B)                   (C)                  (D)                    (E)
------------------------------------------------------------------------------------------------------------------------
                                    NUMBER OF
                                    SECURITIES            % OF TOTAL
                                    UNDERLYING           OPTIONS/SARS
                                     OPTIONS/             GRANTED TO            EXERCISE
                                       SARS              EMPLOYEES IN           OR BASE               EXPIRATION
             NAME                   GRANTED(#)           FISCAL YEAR          PRICE ($/SH)               DATE
------------------------------------------------------------------------------------------------------------------------
Slav Stein                            180,250               41.8                  6.00            February 19, 2007
Roman Briskin                         180,250               41.8                  6.00            February 19, 2007

AGGREGATED OPTIONS EXERCISED DURING LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

         The following table also sets forth information concerning the value of unexercised stock options at the end of the 1997 fiscal year for the persons named in the preceding summary compensation table under the caption "Executive Compensation."

                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION/SAR VALUES

          (A)                      (B)                     (C)                     (D)                     (E)
------------------------------------------------------------------------------------------------------------------------
                                                                                NUMBER OF
                                                                               SECURITIES                VALUE OF
                                                                               UNDERLYING              UNEXERCISED
                                                                               UNEXERCISED             IN-THE-MONEY
                                                                              OPTIONS/SARS             OPTIONS/SARS
                                                                              AT FY-END (#)           AT FY-END ($)
                             SHARES ACQUIRED              VALUE
                               ON EXERCISE              REALIZED              EXERCISABLE/             EXERCISABLE/
         NAME                      (#)                     ($)                UNEXERCISABLE           UNEXERCISABLE*
------------------------------------------------------------------------------------------------------------------------
Slav Stein                          0                       0                100,000/180,250               0/0
Roman Briskin                       0                       0                100,000/180,250               0/0

----------------------
* Computed based upon the difference between the closing price of the Common Stock at December 31, 1997 and the exercise price. No value has been assigned to options which are not in the money.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

         On February 19, 1997, Messrs. Stein and Briskin each entered into an employment agreement with the Company. The term of such employment agreements (subject to earlier termination for cause) are for an initial period of five years and will thereafter continue for successive one-year terms unless canceled by either party. During the term of such employment agreements, Messrs. Stein and Briskin will each receive a salary of $150,000 per year, which salary will increase annually by 10 percent of the prior year's salary plus the increase in the consumer price index, which annual increase may not, in any event, exceed 20 percent of the prior year's salary. In addition, Messrs. Stein and Briskin will each be entitled to receive an annual bonus equal to five percent of the Company's pre-tax net income in each fiscal year. The Company provides each of Messrs. Stein and Briskin with an automobile allowance of $500 per month and a term life insurance policy in the amount of $1,000,000.

         In the event that during the term of such employment agreements there is a change of control of the Company which has not been approved by the Company's Board of Directors, Messrs. Stein and Briskin will have the option to terminate their employment with the Company within three months of the change of control and receive a lump sum payment of $750,000 each. In such event, all previously granted stock options would become automatically vested. If the Board of Directors approves a change of control, Messrs. Stein and Briskin may terminate their employment, but would only be entitled to receive a payment equal to the prior year's annual salary and to become automatically vested in a portion of their stock option equal to their percentage completion of the term of their employment agreement. For purposes of the employment agreements, a change in control is defined as an event that: (i) would be required to be reported in response to Item 6(e) of Schedule 14(a) of Regulation 14A under the Exchange Act; or (ii) causes a person other than Messrs. Stein and Briskin to beneficially own more than 30 percent of the Company's outstanding securities. As part of such employment agreements, each of Messrs. Stein and Briskin will agree not to compete against the Company for a 12-month period following the termination of his employment with the Company for any reason other than a change in control without the approval of the Board of Directors.

STOCK OPTION PLAN

         The Company has adopted the 1996 Stock Option Plan (the "1996 Plan"). Pursuant to the 1996 Plan, options to acquire a maximum of 265,000 shares of Common Stock may be granted to directors, executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. To date 106,200 options have been granted under the 1996 Plan, at exercise prices ranging from $3.50 to $5.88.

         The 1996 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Compensation Committee also interprets the provisions of the 1996 Plan and makes all other determinations that it may deem necessary or advisable for the administration of the 1996 Plan.

         Pursuant to the 1996 Plan, the Company may grant both ISOs (Incentive Stock Options) and NQSOs (Non-Qualified Stock Options). The price at which the Company's Common Stock may be purchased upon the exercise of options granted under the 1996 Plan are required to be at least equal to the per share fair market value of the Common Stock on the date particular options are granted. Options granted under the 1996 Plan may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1996 Plan may be granted to an individual owning more than 10 percent of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110 percent of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

         Generally, options granted under the 1996 Plan may remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

         Pursuant to the 1996 Plan, unless otherwise determined by the Compensation Committee, one-third of the options granted to an individual are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the 1996 Plan shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control" of the Company. A "change in control" of the Company generally is deemed to occur when
(i) any person becomes the beneficial owner of or acquires voting control with respect to more than 20 percent of the Common Stock (or 35 percent if such person is a holder of Common Stock on the effective date of the IPO) (ii) a change occurs in the composition of a majority of the Company's Board of Directors during a two-year period, provided that a change with respect to a member of the Company's Board of Directors shall be deemed not to have occurred if the appointment of a member of the Company's Board of Directors is approved by a vote of at least 75 percent of the individuals who constitute the then existing Board of Directors; or (iii) the Company's shareholders approve the sale of substantially all of the Company's assets.

         ISOs granted under the 1996 Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

COMPLIANCE WITH SECTION 16(A)

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the Company's fiscal year ended December 31, 1997 and any Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, and any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-B, except as set forth below, no person who at any time during the fiscal year ended December 31, 1997 was a Director, officer or, to the knowledge of the Company, a beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1997. L. Phillips Reames, who became a Director of the Company in May 1997 and was granted options to purchase 12,000 shares of the Company's Common Stock, has not to date filed a Form 3 or a Form 5 to reflect his directorship or stock options.

PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, certain information regarding the Common Stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors and named executive officers; and (iii) all directors and executive officers as a group.


                                                    BENEFICIAL OWNERSHIP
                                                      OF COMMON STOCK(1)
                                                   -------------------------
NAME OF BENEFICIAL OWNER(1)                        SHARES            PERCENT
---------------------------                        ------            -------
Slav Stein(2)(5)                                   686,140            30.1%
Roman Briskin(2)(5)                                686,140            30.1%
Randall N. Paulfus(3)                                2,666                *
Terrence R. Daidone(4)(5)                            8,000                *
William B. Coldrick(4)                               8,000                *
L. Phillips Reames(4)                                8,000                *
All directors and executive officers
  as a group (6 persons)                         1,398,946            61.3%
-------------------
*Less than one percent

(1) Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. The address for each beneficial owner is c/o the Company, 1810 N.E. 144th Street, North Miami, Florida 33181.

(2) Includes (i) 406,250 shares of Common Stock owned of record by each of Messrs. Stein and Briskin, (ii) 100,000 shares of Common Stock issuable to each of Messrs. Stein and Briskin upon the exercise of certain stock options granted to such principal shareholders exercisable at $6.00 per share, and (iii) 179,890 shares of Common Stock issuable to each of Messrs. Stein and Briskin upon the conversion of the Principal Shareholders' Notes, which notes are convertible at $4.00 per share. See "Certain Transactions". Excludes 180,250 shares of Common Stock issuable to each of Messrs. Stein and Briskin upon the exercise of the Contingent Options, which options are not presently vested.

(3) Reflects shares of Common Stock issuable upon the exercise of certain stock options granted in 1997 pursuant to the Company's 1996 Stock Option Plan, which stock options are exercisable at $3.50 per share. Excludes 5,334 shares which are not presently vested.

(4) Reflects shares of Common Stock issuable upon the exercise of certain stock options granted in 1997 pursuant to the Company's 1996 Stock Option Plan, which stock options are exercisable at $5.88 per share. Includes 4,000 shares for each shareholder which are exercisable on June 2, 1997. Excludes 4,000 shares for each shareholder which are not presently vested.

(5) The holders of these shares of Common Stock have agreed not to sell until February 19, 1999 any of their shares (including those shares underlying stock options) in the open market without the prior written consent of the underwriters of the IPO.

CERTAIN TRANSACTIONS

         As of July 15, 1996, the Company entered into a five year lease with RSB Holdings, Inc., a Florida corporation ("RSB Holdings"), pursuant to which the Company leases its corporate headquarters and warehouse in North Miami, Florida. The Company makes annual payments under such lease in the amount of approximately $43,200. Messrs. Stein and Briskin each own 50 percent of the issued and outstanding common stock of RSB Holdings, and are its sole officers and directors.

         Immediately prior to the effective date of the IPO (February 13, 1997), Messrs. Stein and Briskin, who owned all of the outstanding stock of AESP Computerzuberhor GmbH, a German company, and Advanced Electronic Support Products Computertillbehor i Sweden Aktiebolag, a Swedish company, contributed their interests in said corporations to the Company for no additional consideration.

         In February 1997, the Company issued two Principal Shareholders' Notes, each in the amount of $869,562. The Principal Shareholders' Notes bear interest at a rate of one percent over the prime rate, payable monthly. Principal and accrued but unpaid interest will be due seven (7) years from February 19, 1997. The Principal Shareholders' Notes are convertible into Common Stock of the Company at a conversion price of $4.00 per share. The Principal Shareholders' Notes are also subordinate to all institutional senior debt of the Company. In February and March 1997, the Company paid Messrs. Stein and Briskin in aggregate $300,000 ($150,000 each) as a prepayment of a portion of the Principal Shareholders' Notes.

         In July 1995, US Advantage Corporation, a Florida corporation ("US Advantage") loaned the Company $120,000, pursuant to a Demand Promissory Note, at an interest rate of 8.5 percent per annum. The loan amount may be prepaid at any time prior to maturity without penalty. During 1997, the Company paid $125,350 to US Advantage in satisfaction of all the principal and a portion of the interest of the Demand Promissory Note. Messrs. Stein and Briskin each own 50 percent of the issued and outstanding capital stock of US Advantage.

         Argent Securities, Inc. ("Argent"), acted as one of the managing underwriters in the IPO. Pursuant to the Underwriting Agreement, dated February 13, 1997, between Argent and the Company, among other parties, Argent was provided the right to designate a nominee for election to the Board. Mr. Reames, who serves as Chairman of Argent, also serves on the Company's Board as Argent's nominee Director.

         In September 1997, the Company purchased the assets of the networking division of Focus Enhancements, Inc. ("Focus") and entered into a Master Purchase Agreement dated as of September 29, 1997, pursuant to which Focus agreed to purchase a minimum of $2.5 million of the Company's products over a two-year period at agreed upon margins. Mr. Coldrick, who serves as a Director on the Board, also serves as a Director on the Board of Directors of Focus.

         The Company believes that all the foregoing related-party transactions were on terms, as a whole, no less favorable to the Company than could reasonably be obtained from unaffiliated third parties. Since the IPO, all transactions with affiliates have been approved by a majority of disinterested directors of the Company and on terms no less favorable to the Company than those that are generally available from unaffiliated third parties.

PROPOSAL 1.       ELECTION OF DIRECTORS

        At the Annual Meeting, five directors will be elected to serve on the Company's Board of Directors. The five directors will be elected to serve until the next Annual Meeting of Shareholders (or until their successors are elected and qualified).

         It is intended that proxies will be voted for the following nominees:
Slav Stein, Roman Briskin, Terrence R. Daidone, William B. Coldrick and L. Phillips Reames. Brief biographies of each of the nominees for director are set forth under "Board of Directors".

        The affirmative vote of shareholders holding a majority of the Company's issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Messrs. Stein and Briskin, who collectively own 35.6% of the Company's outstanding Common Stock (assuming no conversion of certain convertible subordinated promissory notes and no exercise of stock options held by such directors), have advised the Company that they intend to vote in favor of Proposal 1.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company not later than March 31, 1999 at its principal executive offices, 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 1999 Annual Meeting of Shareholders.

ADDITIONAL INFORMATION

        The Company will furnish without charge to any shareholder submitting a written request, the Company's Form 10-KSB Annual Report for fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to the Company, attention: Corporate Secretary, at the address set forth above.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Roman Briskin, Corporate Secretary

April 27, 1998
North Miami, Florida

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                             1810 N.E. 144TH STREET
                           NORTH MIAMI, FLORIDA 33181

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Slav Stein and Roman Briskin, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Common Stock, $0.001 par value, of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company") which the undersigned would be entitled to vote at the 1998 Annual Meeting of Shareholders to be held at the executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 at 9:00 a.m., local time, on May 29, 1998, or any adjournment thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. Proposal 1 - Election of Directors.

   Election of the following persons as Directors of the Company:

            Slav Stein             Roman Briskin         Terrence R. Daidone
            William B. Coldrick    L. Phillips Reames

            [ ] FOR all nominees        [ ] WITHHOLD authority to vote
                except as indicated         for all nominees

   (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

2. Proposal 2-To transact such other business as may properly come before the meeting.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

         The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

Date:______________________ , 1998.

                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Name(s) (typed or printed)

                                      _________________________________________
                                      Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.